                                                                   Exhibit 99(i)

                         [Nixon Peabody LLP Letterhead]
                                100 Summer Street
                        Boston, Massachusetts 02110-2131
                                 (617) 345-1000
                               Fax: (617) 345-1300

                                     February 17, 2005

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

     Re:  JPMorgan Prime Money Market Fund
          JPMorgan 100% U.S. Treasury Securities Money Market Fund

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to J. P. Morgan Mutual Fund Trust, a Massachusetts business trust (the "Trust") in connection with the issuance of the Capital and Reserve Shares, each without par value (collectively, the "Shares"), of each of JPMorgan Prime Money Market Fund and JPMorgan 100% U.S. Treasury Securities Money Market Fund, each a Series of the Trust (the "Funds"), to be offered and sold pursuant to a Registration Statement on Form N-1A filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement").

     We have reviewed, insofar as it relates or pertains to the Trust and the Funds, the Registration Statement and the related Statement of Additional Information. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     NIXON PEABODY LLP